                                                                    Exhibit 10.4
                                Execution Copy

                             SEPARATION AGREEMENT
                             --------------------

     This Separation Agreement (this "Agreement") is made and entered into this 20th day of June, 2000, by and among Horace Mann Educators Corporation, a Delaware corporation ("HMEC"), Horace Mann Service Corporation, an Illinois corporation ("HMSC"), and Larry K. Becker, an Illinois resident ("Employee"). HMEC and HMSC are collectively referred to herein as the "Company."

     1.  Novation and Replacement of Prior Agreement.  Employee and the Company
         -------------------------------------------
hereby agree that the Separation Agreement entered into among them dated March 21, 2000 is, upon the execution of this Agreement, null and void and of no effect. That prior agreement shall be replaced in its entirety by this Agreement and none of the provisions of the prior agreement shall take, or be deemed to have come into, effect.

     2.  Employment as Temporary Employee and Subsequent Resignation.  Employee
         -----------------------------------------------------------
and the Company hereby agree that the last day of Employee's employment with the Company as a regular, full-time employee shall be June 22, 2000. Employee and the Company also agree that for the period of June 23, 2000 through June 22, 2002, HMSC shall employ Employee, and Employee shall accept employment with HMSC, as a temporary employee with the title of Financial Advisor. To the extent not already done, Employee hereby resigns as an officer and director of the Company and all affiliated companies effective June 22, 2000 and the Company hereby accepts such resignation. Employee hereby resigns as an employee of the Company effective June 22, 2002 and the Company hereby accepts such resignation. Notwithstanding any public statements by Employee or the Company regarding the termination of Employee's employment with the Company, Employee understands and acknowledges that effective June 22, 2000 and June 22, 2002 he is not "retiring" from employment with the Company as that term is used in any of the Company's benefit, pension or compensation plans. Employee shall be paid his current salary and benefits through June 22, 2000, thereafter shall be compensated as a temporary employee upon such terms and conditions as may mutually be agreed between the Company and the Employee (which may include under the Company's Short Term Incentive Program and/or Long Term Incentive Program for 2000, bonuses based on the Employee's eligible compensation through June 22 but will not include any bonus based on achievement of the Company's recent strategic initiatives) and, assuming that he remains a temporary employee of the Company through June 22, 2002, shall be treated under all employee plans of the Company (including, without limitation, stock option plans) as a temporary employee who has resigned from the Company on June 22, 2002, provided however, that all options to purchase Common Stock of HMEC granted to Employee prior to June 22, 2000 ("Stock Options") which have not vested prior to June 22, 2001 will vest on that date. Notwithstanding anything else contained herein, Employee agrees that his Bonus Agreement with the Company dated as of September 12, 1994 and his Severance Agreement with the Company dated as of December 27, 1991 shall both terminate on June 22, 2000 and shall be of no further force and effect thereafter. Employee's agreement to the provisions of this Agreement provided for below is made in consideration of the Company's agreement to retain Employee as a temporary employee and the acceleration of option vesting as provided for above. Employee's change of employee status to become a temporary employee and his subsequent resignation shall not affect his rights to indemnification by the Company by reason of his being an officer, director or employee of the Company or any of its subsidiaries or affiliates, pursuant to the Company's corporate documents and otherwise.

     3.  Releases and Covenant Not to Sue.
         --------------------------------

     (a) Employee, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (the "Releasing Parties"), hereby releases and forever discharges the Company, its present and past subsidiaries and affiliates, successors and assigns, and their respective present and past officers, directors, employees and agents (the "Released Parties"), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, arising or which could have arisen up to and including June 22, 2000, including without limitation those arising out of or relating to Employee's employment, change of employment status and resignation from employment effective June 22, 2002 and any claims arising under Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Equal Pay Act, the Fair Labor Standards Act, the Older Workers Benefits Protection Act, the Age Discrimination in Employment Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Employee Retirement Income Security Act ("ERISA") or any other federal, state or local statute, law, ordinance, regulation, code or executive order, any tort or contract claims, and any of the claims, matters and issues which could have been asserted by Employee against the Company in any legal, administrative or other proceeding, provided that the Releasing Parties do not release potential claims
            -------------
(i) for failure of the Company to comply with this Agreement, (ii) arising under ERISA or otherwise with regard to any benefits to which Employee is entitled in accordance with the Company's benefit programs by virtue of his employment with the Company or (iii) arising from any fraud or criminal activity committed by the Company.

     (b) Employee further agrees not to assert any claim, charge or other legal proceeding against the Released Parties, in any forum, based on any events, whether known or unknown, which are the subject of the release contained in section (a) above. If Employee brings any such proceeding, Employee shall immediately forfeit any right to continued compensation or other consideration from the Company pursuant to this Agreement.

     (c) The Released Parties hereby release and forever discharge Employee and the other Releasing Parties from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, arising out of or relating to Employee's employment, change of employment status or resignation from employment effective June 22, 2002 or the performance of his duties on behalf of the Company through June 22, 2000. The Released Parties hereby covenant not to file any charge, action, complaint or claim whatsoever against Employee which are based upon the claims released by them hereunder. However, notwithstanding anything contained in this Agreement, including this section, the Released Parties reserve the right to file a claim or lawsuit to enforce this Agreement and the right to bring any action against Employee arising from any fraud or criminal activity committed by him while employed by the Company.

     4.  Restrictive Covenants.
         ---------------------

     (a) Employee agrees that, through June 22, 2002, Employee will not knowingly, directly or indirectly, solicit any person who, at any time during the one year period ending on June 22, 2000 was employed or retained by the Company, to terminate such person's employment or retention by the Company for the purpose of becoming employed or retained by Employee or any other person to perform the same or similar services that such person performed for the Company or the Company's successors or assigns.

     (b) Employee agrees that he will not, at any time, disclose to any person, or otherwise use or exploit, any of the proprietary or confidential information or knowledge, including without limitation trade secrets, research proposals, reports, methods, techniques, computer programming or budgets or other financial information, regarding the Company, its business, properties or affairs obtained by him at any time except as required by law or legal process. On June 22, 2002, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to the Company which contain any such information and will not take with him any documents or materials or copies thereof containing any such information.

     (c) Employee covenants, agrees and recognizes that because the breach or threatened breach of the covenants and agreements set forth in this Section 4, or any of them, will result in immediate and irreparable injury to the Company, the Company shall be entitled to an injunction restraining Employee from any violation of this Section 4 to the fullest extent allowed by law. Employee further covenants, agrees and recognizes that in the event of a violation of any of the covenants and agreements set forth in this Section 4, the Company shall be entitled to receive all such amounts to which the Company would be entitled as damages under law or at equity. Nothing herein shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies that may be available to it for such breach, including the recovery of damages from Employee.

     (d) Employee expressly acknowledges and agrees that (i) the covenants and agreements set forth in this Section 4 are reasonable and are necessary to protect the legitimate business and competitive interests of the Company and
(ii) each of the covenants and agreements set forth in this Section 4 is separately and independently given, and each such covenant and agreement is intended to be enforceable separately and independently of the other such covenants and agreements, including without limitation enforcement by injunction; in the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable as applied and shall not render invalid or unenforceable any other provisions of this Agreement which shall be construed as if the provision or other basis on which this Agreement has been challenged had been more narrowly drafted so as not to be invalid or unenforceable.

     5.  Voluntary Agreement.  Employee acknowledges and states that he has read
         -------------------
this Agreement, that he has had opportunity to, and has been advised, orally and in writing hereby, to consult with legal counsel prior to executing this Agreement, that he understands the legal effect and binding nature of this Agreement and that he is acting voluntarily and with full knowledge of his actions in executing this Agreement.

     6.  Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Illinois, without giving effect to its conflict or choice of law provisions.

     7.  Miscellaneous.  No provision of this Agreement may be modified, waived
         -------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



     HORACE MANN EDUCATORS CORPORATION



     By  /s/ Louis G. Lower II
       -------------------------------
       Name:  Louis G. Lower II
       Title: President and CEO, Member of the HMEC Board of Directors



     HORACE MANN SERVICE CORPORATION


     By  /s/ Louis G. Lower II
       ------------------------
       Name:  Louis G. Lower II
       Title: President and CEO


     EMPLOYEE



     /s/ Larry K. Becker
     --------------------------
     LARRY K. BECKER